Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Realty Mortgage II, Inc. (the “Registrant”), and Rocio Revollo, as Chief Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. §1350, that:

(1)
the Registrant’s Report on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 6, 2007

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer
of Vestin Realty Mortgage II, Inc.

Dated: November 6, 2007

/s/ Rocio Revollo
Rocio Revollo
Chief Financial Officer
of Vestin Realty Mortgage II, Inc.